Exhibit 10.110

STRATEGIC COLLABORATION AGREEMENT

This Strategic Collaboration Agreement (“Agreement”) dated as of March 18, 2013, between MEDBRIDGE DEVELOPMENT COMPANY, LLC (“MDC”), a California limited liability company having offices at 121 Gray Street, Suite 200, Santa Barbara, CA 93101 and VG LIFE SCIENCES INC. (“VGLS”), a Delaware corporation having offices at 121 Gray Street, Suite 200, Santa Barbara, CA 93101. MDC and VGLS may be referred to individually as a "Party" and together as the "Parties.”

RECITALS

The Parties wish to enter into a binding agreement whereby MDC will provide administrative support and other services (as further described below, the “Services”) and financial support to VGLS to be used for research and general operating expenses, all in accordance with the terms set forth in this Agreement.

AGREEMENTS

MDC and VGLS agree as follows:

1. Services, Office Space, Financial Support, Staff and Miscellaneous Matters.

(a) Subject to the terms of this Agreement, MDC (and/or its affiliate, Tynan Group, Inc., but collectively referred to hereinafter as “MDC”) shall provide to VGLS administrative services. including, but not limited to accounting, documentation support, clerical, reception, public relations, and any administrative matter that both parties may deem necessary (the “Services”), all as set forth in more detail in Exhibit A attached hereto. As of the date hereof, the Parties value such Services at a minimum of twenty thousand dollars ($20,000.00) per month. Such value shall be reviewed and adjusted quarterly as mutually agreed upon. Such Services specifically exclude quarterly and annual audited financial statements and legal opinions associated with maintaining VGLS as a public company.

(b) MDC shall provide office space (for up to ten full-time employees) for the corporate headquarters of VGLS in Santa Barbara.

(c) MDC shall provide to VGLS a line of credit (“LC”) of up to Five Hundred Fifty Thousand Dollars ($550,000), of which VGLS acknowledges prior receipt of Fifty Thousand Dollars ($50,000.00). An additional Three Hundred Thousand Dollars ($300,000) shall be drawn by VGLS in equal monthly installments over twenty-four (24) months beginning on the date hereof. The remaining Two Hundred Thousand Dollars ($200,000.00) will be available to VGLS after six months from the date hereof at the discretion of MDC.

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(d) As a part of the Services, John Tynan and David Odell will be added to the Board of Directors of VGLS. So long as such Board has four members, Messrs. Tynan and Odell shall have one vote between them. If, however, VGLS’ Board size increases to five or more members, than Messrs. Tynan and Odell shall each have one vote.

(e) As a part of the Services, MDC shall make available the employment services of Garrett Johnson for the exclusive benefit of VGLS for a period of two years from the date hereof. If Johnson becomes unavailable due to his at will contract, MDC will hire a suitable replacement for Johnson at a similar cost.

2. Standard of Conduct.

In providing the Services, MDC shall use commercially reasonable efforts, shall act in good faith, and shall act in accordance with industry-standard business practices.

3. Compensation to MDC.

(a) In exchange for the LC, MDC will receive shares of VGLS common stock (“Stock”) valued at the average price thereof during the twenty days preceding the date of this Agreement.

(b) In addition, for the Services MDC will be paid in shares of Stock based on the actual cost (not cost-plus) of MDC in providing the Services to VGLS. Such Stock-for-Services shall be valued at the average closing price of the Stock per fiscal quarter, minus a ten percent (10%) discount.

(c) For each share of Stock issued pursuant to clauses (a) or (b) above, MDC shall receive a warrant for one share for every share issued, at the exercise price as calculated in each of clauses (a) and (b) above (and not including the discount). Each warrant shall expire eighteen (18) months after the two-year lock up (set forth below in Section 3(d) expires.

(d) Any Stock received by MDC pursuant to the terms of this Agreement may not be sold by MDC for two (2) years from the date of such Stock’s issuance (but not including the Stock received by MDC for the $50,000 advanced by MDC under the LC, as set forth above in Section 1(c)).

(e) MDC will have an option for 30 days from the date hereof to advance VGLS up to One Hundred Thousand Dollars ($100,000.00), to be paid by VGLS in one year in cash or preferred shares. In the event of any such advance, the interest and value of the preferred shares shall be negotiated and mutually agreed upon and set forth in a corresponding promissory note.

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(f) Notwithstanding anything to the contrary set forth in this Agreement, in the event of a “Change of Control” of VGLS, MDC shall be entitled to receive (prior to the close of any such Change of Control) any remaining Stock to which MDC would have been entitled (i) under the full value of the LC ($550,000 of Stock), and (ii) for the full value of the Services that MDC would have provided to VGLS hereunder during the full term of this Agreement absent such Change of Control. In addition to the foregoing, in the event of a Change of Control of VGLS, MDC shall be entitled to receive and exercise (prior to the close of any such Change of Control) any and all corresponding warrants to which it is entitled under Section 3(c) above with respect to the Stock to be issued under clauses (i) and (ii) of this Section 3(f). For purposes of this Section 3(f), a “Change in Control” shall mean; (a) the closing of the sale, transfer or other disposition of all or substantially all of the VGLS’s assets, (b) the consummation of the merger or consolidation of VGLS with or into another entity (except a merger or consolidation in which the holders of capital stock of VGLS immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of VGLS or the surviving or acquiring entity), or any transaction or series of transactions to which VGLS is a party in which in excess of fifty percent (50%) of VGLS’s voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of VGLS to a third party.

4. Relationship among the Parties.

In rendering Services under this Agreement MDC is acting as an independent contractor. As such, MDC or its affiliates shall, at all times, remain the sole employer of the employees providing Services and shall be responsible for the overall control and management of those employees, including evaluation, discipline and termination of those employees. Except as specifically set forth herein or in the Exhibits, nothing contained in this Agreement shall be construed as granting a Party or any of its employees any rights to future employment with, or compensation or benefits from, the other Party, or rights under any employee benefit plan of the other Party. MDC shall be responsible for the compensation, benefits, insurance (including workers' compensation), taxes, FICA and expenses (business or otherwise) paid to, or on behalf, of its employees providing Services. Except as specifically set forth herein, nothing in this Agreement and no actions of the Parties shall be construed such that: (a) a Party or the employees or affiliates providing Services shall be or be deemed to be an employee, servant or agent of the other Party; or (b) any partnership, joint venture or agency relationship shall be created or be deemed to be created, and neither Party nor any of the employees or affiliates providing Services shall represent that it has or is in any such relationship with the other Party. Other than as specifically provided in this Agreement, nothing in this Agreement shall confer on a Party or any of its employees, affiliates, agents or representatives any authority to obligate or make any contractual commitments whatsoever on behalf of the other Party.

5. Non-Exclusivity.

Each Party acknowledges that the other Party has other commercial activities and that the other Party will allocate its resources between the provision of Services under this Agreement and those other commercial activities according to its best commercial judgment, which in no event shall be less than commercially reasonable judgment. Nothing in this Agreement shall be construed as requiring a Party to devote its resources exclusively to performing Services under this Agreement. In addition, neither Party shall be entitled to any of the revenues derived from such other commercial activities of the other Party.

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6. Compliance with Laws.

MDC shall engage in the Services only in accordance with all applicable federal, state and local laws and regulations.

7. Indemnities.

(a) Each of the Parties will hold harmless the other Party and the other Party's affiliates and its directors, officers, partners, employees, servants, agents, and consultants and successors and permitted assigns of any of the foregoing from and against any and all losses, costs, liabilities, claims, demands, actions, suits and proceedings and expenses (including without limitation reasonable attorney's fees and expenses and any and all expenses incurred in investigating, preparing or defending against any action, claim or proceeding, commenced, threatened or pending) ("Damages") which result from: (i) any act or omission by the indemnifying Party or any director, officer, employee, agent, consultant or representative of the indemnifying Party that is outside the scope of or in breach of the terms of this Agreement; and/or (ii) the failure of that indemnifying Party or any director, officer, employee, agent, consultant or representative of the indemnifying Party to perform its obligations under this Agreement, except to the extent that the Damages result from the other Party's negligence, bad faith or willful misconduct. The amount of any claim made by one Party against the other under this Section 7 shall be reduced by the amount of proceeds of any insurance for the benefit of the Party seeking indemnification that is paid on account of the claim for which indemnification is required. The rights and obligations of the Parties under this Section 7(a) will survive the termination of this Agreement.

(b) Each Party ("Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") from and against all liabilities, costs, expenses and damages (collectively, "Loss") incurred by the Indemnified Party arising from the death or personal injury of the Indemnified Party's employees, agents or representatives or damage to the Indemnified Party's property, to the extent that any such Loss is caused by Indemnifying Party's negligent act or omission or willful misconduct.

(c) Any indemnification that is required to be paid by one of the Parties pursuant to Sections 7(a) or 7(b) shall be paid within thirty (30) days after demand for the payment, accompanied by evidence of the computation of the amount demanded, has been given by the other Party, except to the extent of any dispute between the Parties with respect to such indemnification, in which event such indemnification, if any, will be paid within thirty (30) days of resolution of such dispute.

8. Representations, Warranties and Covenants.

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In addition to any other representations, warranties and covenants in this Agreement, each of the Parties: (a) represents and warrants that it has full power, authority and legal right to enter into and perform its obligations under this Agreement; and (b) will: (i) promptly notify the other Party of all matters that come to its attention that relate to the performance of this Agreement; and (ii) cause to be executed and delivered such instruments as the other Party reasonably requests in order to give effect to the terms of this Agreement.

9. Right of Supervision and Inspection.

In the performance of the Services required by this Agreement, each Party is an independent contractor with full authority to direct and control the performance of the details of the Services.

10. Nondisclosure.

The existing Confidentiality Agreement between the Parties is incorporated into this

Agreement as if fully set forth herein.

11. Excuse.

If either Party is unable in whole or in part by reason of any cause not reasonably within its control to perform any of its obligations under this Agreement when such performance is due (other than the obligation to pay when due all amounts that are owed to the other, which shall not be excused), then upon that Party's giving notice describing that cause and if that Party uses its commercially reasonable best efforts to remedy the cause of the excuse as promptly as possible: (i) that obligation shall be excused, but only to the extent of such inability and during the continuance of such inability; (ii) the Party affected shall be excused from any liability for any failure to perform such obligation to the extent so excused; and (iii) the other Party shall be excused from any corresponding obligation to the appropriate extent.

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12. Term and Termination.

(a) This Agreement shall remain in effect until March 18, 2015 unless this Agreement is earlier terminated either: (i) by written notice given by the non-defaulting Party to the defaulting Party that the defaulting Party has materially failed to perform its obligations under this Agreement for at least thirty (30) days after notice of that failure to perform was given to the defaulting Party by the non-defaulting Party.

(b) Upon termination of this Agreement, all of the obligations of each of the Parties under this Agreement shall terminate except: (i) the Parties shall remain liable for any obligation or provision under this Agreement which has accrued prior to termination, and/or which expressly or by implication is intended to survive termination of this Agreement; and (ii) each Party shall remain liable for the obligation to pay when due all amounts owed to the other.

(c) The Confidentiality Agreement shall terminate in accordance with its own terms and conditions.

13. Assignment.

This Agreement shall inure to the benefit of and be fully binding upon the Parties and their respective successors and permitted assigns. Neither Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party.

14. Services Warranties.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES.

15. Notices.

All notices and other communications required or permitted to be given under this Agreement or which either Party elects to give, shall be in writing and, except as otherwise specifically provided, shall be either delivered personally or sent by independent courier or express delivery service or by electronic facsimile or other transmission to the other Party at the address indicated in the preamble to this Agreement (or to such other address as the Party designates for itself by notice given in accordance with this Section 15). All notices shall be deemed given: (a) upon delivery, if personally delivered; or (b) three (3) days after being dispatched with the independent courier or express delivery service; or (c) upon the effective sending of an electronic facsimile transmission.

16. Severability.

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If any term or provision of this Agreement or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Agreement or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

17. Governing Law.

This Agreement shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of the State of California, without giving effect to the conflicts of law provisions thereof.

18. Records and Reports.

Each Party will maintain the records relating to the Services separate from the records that it otherwise maintains, and shall maintain the records in strictest confidence, and in accordance with the Confidentiality Agreement. Each Party will provide the other Party with such reports and information concerning the Services which the other Party reasonably requests.

19. Further Assurances.

Each Party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other Party to carry out and effect the intent and purpose of this Agreement.

20. Nonwaiver.

The failure or delay of a Party to insist upon strict performance of any of the provisions of this Agreement, to exercise any rights or remedies provided under this Agreement or by law, or to notify the other Party in the event of breach or default under this Agreement, shall not release or relieve such other Party from any of its obligations under this Agreement and shall not be deemed a waiver of any right to insist upon strict performance of this Agreement or any of the rights or remedies under this Agreement, nor shall any purported modification or rescission of this Agreement operate as a waiver of any of the provisions of this Agreement.

21. Entire Agreement; Amendment.

This Agreement: (a) constitutes the entire agreement (with the Confidentiality Agreement) between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement or representation by or between the Parties other than the Existing Agreement; and (b) may be amended only by an instrument in writing executed by both of the Parties.

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22. Counterparts.

This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one original agreement.

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IN WITNESS WHEREOF, MDC and VGLS each has caused this Agreement to be executed by its duly authorized officer.

MedBridge Development Company, LLC,

/s/ David W Odell

David W Odell (Nov 20, 2013)

By: David W. Odell, President

VG Life Sciences Inc.

/s/ Haig Keledjian

By: Haig Keledjian

Haig Keledjian (Nov 21, 2013)

Title:

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EXHIBIT A

SERVICES TO BE PROVIDED BY MDC

The following list outlines the services to be provided by MedBridge Development Company, LLC to VG Life Sciences, Inc.:

General Administrative Services

Public Relations Management

Accounting & Bookkeeping Services

Documentation Management

Reception & Front Office Services

Dedicated Corporate Project Manager/Scientific Research Manager

Turn Key Corporate Office for up to Ten Full-Time Employees

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VGLS-MDC March 2013 SCA (Long Form)

EchoSign Document History November 21, 2013

Created:	November 20, 2013
By:	Brennan de Raad (bderaad@medbridge.md)
Status:	SIGNED
Transaction ID:	X2SQIQIE45XMT2S

"VGLS-MDC March 2013 SCA (Long Form)" History

Document created by Brennan de Raad (bderaad@medbridge.md)
November 20, 2013 - 11:42 AM PST - IP address: 72.215.166.89

Document emailed to David W Odell (dodell@medbridge.md) for signature
November 20, 2013 - 11:43 AM PST

Document emailed to Haig Keledjian (hkeledjian@vglifesciences.com) for signature
November 20, 2013 - 11:43 AM PST

Document viewed by Haig Keledjian (hkeledjian@vglifesciences.com)
November 20, 2013 - 11:47 AM PST - IP address: 162.239.85.185

Document viewed by David W Odell (dodell@medbridge.md)
November 20, 2013 - 12:00 PM PST - IP address: 72.215.166.89

Document esigned by David W Odell (dodell@medbridge.md)
Signature Date: November 20, 2013 - 12:01 PM PST - Time Source: server - IP address: 72.215.166.89

Document viewed by Haig Keledjian (hkeledjian@vglifesciences.com)
November 21, 2013 - 12:31 PM PST - IP address: 162.239.85.185

Document esigned by Haig Keledjian (hkeledjian@vglifesciences.com)
Signature Date: November 21, 2013 - 12:34 PM PST - Time Source: server - IP address: 162.239.85.185

Signed document emailed to Brennan de Raad (bderaad@medbridge.md), Haig Keledjian (hkeledjian@vglifesciences.com) and David W Odell (dodell@medbridge.md)
November 21, 2013 - 12:34 PM PST

MedBridge
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